SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SOUTHWALL TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo Alto, California 94303

April 14, 2008
Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on May 15, 2008, at 8:30 a.m. local time, at our principal executive offices at 3788 Fabian Way, Palo Alto, California.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about us and our officers and directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote by Internet or telephone, so that your shares can be voted at the meeting in accordance with your instructions.  Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card, or vote by Internet or telephone.  You may revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

Thank you in advance for your participation and prompt attention.  We look forward to seeing you.

Sincerely,

R. Eugene Goodson
Executive Chairman

SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo Alto, California 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2008

To the stockholders of Southwall Technologies Inc.:

The Board of Directors of Southwall Technologies Inc. has called an annual meeting to seek stockholder approval of the matters listed below.

Each of the matters submitted to our stockholders at the annual meeting is described in more detail in the accompanying proxy statement.  We encourage you to read the proxy statement in its entirety.  The details of the annual meeting are as follows:

Date:	May 15, 2008

Time:	8:30 a.m., local time.

Place:	Our principal executive offices at 3788 Fabian Way, Palo Alto, California.

Items of
Business:	At the annual meeting, you and our other stockholders will be asked to:
1.	Elect directors to serve for the ensuing year;
2.	Transact such other business as may properly come before the meeting or any adjournment.

Record Date:	You may vote at the annual meeting if you were a stockholder of record at the Close of business on March 27, 2008.

ProxyVoting:
Your vote is important.  You may vote on these matters in person or by proxy. We ask that you complete and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting, in the enclosed addressed, postage-paid envelope, or vote by Internet or telephone, so that your shares will be represented and voted at the annual meeting in accordance with your wishes.  You can revoke your proxy at any time prior to its exercise by written notice received by us, by delivering to us a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person.

This notice, the attached proxy statement and form of proxy card are first being mailed to our stockholders beginning on or about April 14, 2008.

By Order of the Board of Directors,

R. Eugene Goodson
Executive Chairman

Palo Alto, California
April 14, 2008

SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo, Alto, California 94303

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2008

This proxy statement contains information about the 2008 Annual Meeting of Stockholders of Southwall Technologies Inc. (“Southwall” or the “Company”).  The meeting will be held on May 15, 2008, beginning at 8:30 a.m., local time, at our principal executive offices at 3788 Fabian Way, Palo Alto, California.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and at any adjournment of that meeting.  All proxies will be voted in accordance with the instructions they contain.  If no instruction is specified on a proxy, it will be voted  “For” the election of the nominees for directors in proposal 1 set forth in the notice of the meeting.  A stockholder may revoke any proxy at any time before it is exercised by giving our Principal Executive Officer written notice to that effect.

Our Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2007 is being mailed to stockholders with the mailing of these proxy materials on or about April 14, 2008.  The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We have included the following discussion of the matters to be presented at the annual meeting to provide summary answers to some of the questions that you might have about the annual meeting and the proposals to be presented to our stockholders at the annual meeting.  You are encouraged to read the entire proxy statement. The information below is qualified in its entirety by the full text of this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of directors to serve for the ensuing year.

The stockholders will also act on any other business that may properly come before the meeting.

Who may vote at the annual meeting?

Only holders of our common stock at the close of business on the record date, March 27, 2008, are entitled to receive notice of, and to vote their shares at, the annual meeting.  As of the record date, there were issued and outstanding 27,819,622 shares of common stock. Shares of our Series A 10% Cumulative Convertible Preferred Stock, or the Series A shares, are not entitled to vote on the matters to be presented at the meeting.

1

How many votes do I have?

At the annual meeting, you will be entitled to one vote for each share of common stock you held on the record date.

Is my vote important?

Your vote is important regardless of how many shares you own.  Please take time to vote.  Take a moment to read the instructions below.

How do I vote?

You can vote your shares in four ways.  You can vote by mail, over the Internet, by telephone, or in person at the meeting.

You may vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States.  The shares you own will be voted according to the instructions on the proxy card you mail.  If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.  The Board of Directors recommends that you vote “For” the election of the nominees for directors in Proposal 1.

You may vote over the Internet.  If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

You may vote by telephone.  You may vote your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

You may vote in person.  If you attend the meeting, you may vote by delivering your completed proxy card in person or you can vote by completing a ballot. Ballots will be available at the meeting.

May I revoke my proxy?

Yes.  Even if you complete and return a proxy, whether by mail, internet, or telephone you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice that you wish to revoke your proxy to R. Eugene Goodson, at our address set forth in the Notice of Annual Meeting appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the annual meeting, notify. Eugene Goodson that you are present, and then vote in person.

If, however, you elect to vote in person at the annual meeting and a broker or other nominee holds your shares, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

What if a broker holds my shares in “street name”?

If your shares are held in “street name” by a bank or other nominee, your bank or nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  You should instruct your broker or other nominee to vote your shares by following the procedure provided by your broker or other nominee.  Even if you do not give your broker or other nominee instructions as to how to vote on the other proposals described in this proxy statement, your broker or other nominee may be entitled to use its discretion in voting your shares in accordance with industry practice and applicable law.  You may also attend the annual meeting and vote in person.  If you elect to vote in person, however, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

How many shares must be present in person or by proxy to transact business at the annual meeting?

Our by-laws require that shares representing a majority of the votes entitled to be cast by the holders of common stock outstanding on the record date be present in person or by proxy at the annual meeting to constitute a quorum to transact business with regard to each of the proposals.  Shares as to which holders abstain from voting as to a particular matter and broker non-votes will be counted in determining whether there is a quorum of stockholders present at the annual meeting.

How many votes are required to approve the proposals?

The votes necessary to approve each of the proposals is as follows:

•	Election of Directors. The seven nominees receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

•	Other Matters. The affirmative vote of a majority of the total number of shares cast at the meeting is needed to approve other matters if any to be voted on at the meeting.

Abstentions and broker non-votes will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 1 (election of directors).

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Trust Company, N.A.

What if additional proposals are presented at the annual meeting?

If other proposals are properly presented at the annual meeting for consideration, and if you have completed and returned a proxy the persons named in the proxy card that accompanies this proxy statement will have the discretion to vote on those proposals for you.  As of the date of the mailing of this proxy statement, we do not know of any other proposals to be presented at the annual meeting.

Will any other business be conducted at the annual meeting or other matters  be voted on?

The Board of Directors does not know of any other matters that may come before the meeting.  If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2008, which we expect to file with the Securities and Exchange Commission, or the SEC, on or before August 14, 2008.

How and when may I submit a stockholder proposal for the 2009 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2009 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934.  To be eligible for inclusion, your stockholder proposal intended for inclusion in the proxy statement for the 2009 annual meeting of the stockholders must be received by us at our principal corporate offices in Palo Alto, California as set forth below no later than January 15, 2009.

If a stockholder wishes to present a proposal before the 2009 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address written below.  If a stockholder provides notice of a proposal to be presented at the 2009 annual meeting of stockholders by March 6, 2009, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Any proposals or notices should be sent to:

Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, California 94303
Attention: Chairman of the Boards of Directors

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies.  Brokers, bankers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names.  We will reimburse such  brokers, banks, and custodians and fiduciaries for their reasonable out-of-pocket expense incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, is being mailed to stockholders with the mailing of these proxy materials and  is available on our website at www.southwall.com.  If you would like a copy of our Annual Report, we will send you one without charge.  Please contact:

Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, California 94303
Attention: Investor Relations
Telephone: (650) 798-1200

Whom can I contact for more information regarding the proxy materials or voting my shares?

If you have any additional questions about the proposals in this proxy statement, you should contact R. Eugene Goodson, by telephone at (650) 798-1200 or by e-mail to ggoodsn@southwall.com.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement and Annual Report on Form 10-K to stockholders may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303, Telephone: (650) 798-1200.  If you want to receive separate copies of the proxy statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth material information regarding beneficial ownership of our common stock as of March 3, 2008, by:

•	Each person who we know to own beneficially more than 5% of our common stock;

•	Each of our current and former executive officers, for whom compensation information is provided elsewhere in this proxy statement;

•	Each director and nominee for director; and

•	All executive officers and directors as a group.

Except as noted below, the address of each person listed on the table is c/o Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.  Beneficial ownership is determined in accordance with the rules of the SEC.  The information below regarding persons beneficially owning more than 5% of our common stock is based solely on public filings made by such persons with the SEC through March 3, 2008.

Name and Address	Common Stock Beneficially Owned	Percent of Outstanding Shares(1)
Needham Investment Management, LLC (2)	1,428,000	4.4%
445 Park Avenue
New York, New York 10022
Needham & Company, LLC	2,009,807	7.1%
445 Park Avenue
New York, New York 10022
Needham Capital Management (Bermuda) L.L.C. (3)	1,593,467	5.6%
445 Park Avenue
New York, New York 10022
Needham Capital Management, L.L.C. (4)	9,550,838	31.2%
445 Park Avenue
New York, New York 10022
Dolphin Direct Equity Partners, L.P. (5)	6,258,062	21.38%
129 East 17th Street
New York, New York 10003
William A. Berry (6)	97,519	*
George Boyadjieff (7)	565,714	2.0%
Dennis Bunday	0
Jami K. Dover Nachtsheim (6)	95,549	*
R. Eugene Goodson (8)	321,000	1.1%
Andre R. Horn (9)	149,727	*
Peter E. Salas (9)	77,857	*
Dennis Capovilla (10)	512,642	1.8%
Mallorie Burak	0	*
Sylvia Kamenski	0	*
Michael Vargas (11)	120,057	*

All current officers and directors as a group (13 persons) (12)	2,122,540	7.2%

_______________
*  Less than 1%
(1)
The number of shares of common stock deemed outstanding consists of (i) 27,819,622 shares of common stock outstanding as of March 3, 2008, and (ii) shares of common stock issuable pursuant to outstanding Series A shares, options or warrants held by the respective persons or group that are exercisable within 60 days of March 3,2008, as set forth below.

(2)
Consists of shares of common stock owned by private investment partnerships and registered investment companies with respect to which Needham Investment Management, LLC is a general partner or investment adviser and, therefore, may be deemed to own.  Needham Investment Management, LLC disclaims beneficial ownership of these shares.

(3)
Consists of 804,063 shares of common stock and 332,704 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners III (Bermuda), L.P. and 323,045 shares of common stock and 133,655 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners II (Bermuda), L.P., with respect to which, in each case, Needham Capital Management (Bermuda) L.L.C. is a general partner and, therefore, may be deemed to own.  Needham Capital Management (Bermuda) L.L.C. disclaims beneficial ownership of these shares.

(4)
Consists of 2,304,511 shares of common stock and 953,557 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners II, L.P.; 4,034,378 shares of common stock and 1,669,338 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners III, L.P.; and 416,652 shares of common stock and 172,402 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners IIIA, L.P., with respect to which, in each case, Needham Capital Management, L.L.C. is a general partner and, therefore, may be deemed to own.  Needham Capital Management, L.L.C. disclaims beneficial ownership of these shares

(5)	Includes 1,630,883 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.

(6)	Includes currently exercisable options to purchase 67,143 shares.

(7)	Includes currently exercisable options to purchase 465,714 shares.

(8)	Includes currently exercisable options to purchase 310,000 shares.

(9)	Includes currently exercisable options to purchase 27,857 shares.

(10)	Includes currently exercisable options to purchase 497,321 shares.

(11)	Includes currently exercisable options to purchase 112,857 shares.

(12)	Includes currently exercisable options to purchase 1,575,892 shares.

PROPOSAL 1
ELECTION OF DIRECTORS

There are currently seven members of our Board of Directors.  The Board has fixed the number of directors for the ensuing year at seven and has nominated for such positions the seven people listed below each of whom is currently serving as a director.  The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect.  Each of the seven nominees has agreed to serve, but if any of them shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors or the Board may reduce the number of directors.  Proxies may not be voted for more than seven persons.

There are no family relationships among any of our executive officers or directors.

The following information as of the date of this proxy statement is furnished with respect to each nominee for election as a director.  The information presented includes information each director and nominee has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he or she serves as a director.  Information about the number of shares of common stock and Series A shares beneficially owned by each director or nominee, directly and indirectly, as of March 3, 2008, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age
William A. Berry (1)	70
George Boyadjieff, Chairman (3)	69
Dennis Bunday (3)	57
R. Eugene Goodson	73
Andre R. Horn (1)(2)	79
Jami K. Dover Nachtsheim (1)(2)	49
Peter E. Salas (2)(3)	53

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Mr. Berry has served on our Board of Directors since May 2003.  Mr. Berry worked for the Electric Power Research Institute, a non-profit energy research organization providing science and technology-based solutions to global energy companies, from April 1996 to his retirement in December 2003.  While at EPRI, Mr. Berry served as Chief Financial Officer from April 1996 to July 2003.   From August 2003 to December 2003, Mr. Berry served as Special Projects Manager.  From 1992 to March 1996, Mr. Berry was the Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a manufacturer of visual communications systems based on digital technology, and from 1989 to 1992 was the President of Optical Shields, Inc. Mr. Berry worked at Raychem Corporation from 1967 until 1988, where he was a Corporate Vice President and Chief Administrative Officer from 1985 to 1988.  He is a director of FAFCO, Inc., a manufacturer of solar pool heating systems.  Mr. Berry holds a BS in industrial engineering and an MBA from Stanford University.

Mr. Boyadjieff joined our Board of Directors as Chairman in December 2003.  From August 9, 2006 to October 31, 2006, Mr. Boyadjieff served as our interim Chief Executive Officer.  Mr. Boyadjieff was the Chief Executive Officer of Varco International, Inc., a diversified oil service company, from 1991 through 2002, and the chairman of the Board of Directors of Varco from 1998 through 2003. Mr. Boyadjieff retired from active leadership of Varco in 2003.  Mr. Boyadjieff holds a BS and an MS in mechanical engineering from the University of California at Berkeley.

Mr. Bunday joined our Board of Directors in June, 2008.  He has been Executive Vice President, Chief Financial Officer, and Secretary of Williams Control, Inc, (NASDAQ: WMCO), a manufacturer of electronic throttle controls, since July 2002.  From January 2001 until June 2002, he served as its Chief Financial Officer as an independent contractor for Williams Control, Inc.  Prior to joining Williams Control, Inc., he served as Vice President-Finance and Chief Financial Officer from 1998 to 2001, for Babler Bros., Inc., as manufacture of pre-cast concrete products.  From 1996 until 1998, he held the same positions with Quality Veneer & Lumber, Inc., and its predecessor, the Morgan Company, a producer of forest products.  Mr. Bunday received a Bachelors degree in Accounting from Washington State University.

Dr. Goodson served as our Chief Operating Officer from September 18, 2006 through October 31, 2006 and as Principal Executive Officer of Southwall since November 1, 2006.  Dr. Goodson joined our Board of Directors in April 2006.  Dr. Goodson has been the Chief Executive Officer and President of Williams Controls Inc. (NASDAQ: WMCO), a manufacturer of electronic throttle controls, from July 2002 until October 2004, and the Chairman of the Board of Williams Controls since October 2004.  From 1990 to 1997, Dr. Goodson was the Chairman and Chief Executive Officer of Oshkosh Truck Corporation, a developer and producer of heavy-duty on and off road trucks.  After retiring from Oshkosh  in 1998, Dr. Goodson became an Adjunct Professor at the University of Michigan Business School, teaching operations management.  He was a director of the Executive Officer Association of American Industrial Partners, a private equity firm, from 1998 to 2005.

Mr. Horn was appointed to our Board of Directors in February of 2006.  Mr. Horn retired in 1985 as Chairman of Joy Manufacturing Co. in Pittsburgh, Pennsylvania, now known as Joy Global Inc., a manufacturer of heavy equipment.  Mr. Horn served as the Chairman of Needham & Co., Inc. (“Needham”), from which position he retired in 1991, and was elected Chairman Emeritus of Needham.  Mr. Horn is currently a director of Needham.  Needham and its affiliates are the beneficial owners of approximately 44.6% of the Company’s outstanding capital stock as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”  Mr. Horn is currently a director and Chairman of the Board of REMEC, Inc., a San Diego, California manufacturer of microwave components for communications and defense electronics, which is in the process of liquidation.  Mr. Horn holds a BA in Mathematics from the University of Paris and is a graduate from the Ecole des Hautes Etudes Commerciales.

Ms. Nachtsheim has been a member of our Board of Directors since April 2003.  Ms. Nachtsheim retired in June, 2000 after 20 years with Intel Corporation, a semiconductor manufacturer.  Ms. Nachtsheim served in a variety of positions at Intel, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing, from 1998 until her retirement.  In October, 2007, Ms. Nachtsheim joined the Board of Directors for ACT Conferencing, a telephone conferencing services company.  From January 2003 to December 2003, Ms. Nachtsheim served on the Board of Directors of Vixel Corporation, a creator of disruptive storage networking technologies.  Ms. Nachtsheim is a graduate of Arizona State University with a BA in Business Management.

Mr. Salas was appointed to our Board of Directors in November of 2005.  Mr. Salas has been President of Dolphin Asset Management Corporation and its related companies (“Dolphin”) since he founded it in 1988. Dolphin and its affiliates are the beneficial owners of approximately 19.1% of the Company’s outstanding capital stock, as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”  Prior to founding Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years.  Mr. Salas is currently a director and Chairman of the Board of Tengasco, Inc. (AMEX: TGC), an independent oil and gas producer and Williams Controls, Inc. (NASDAQ: WMCO), a manufacturer of electronic throttle controls.   Mr. Salas received an A.B. degree from Harvard.

The Board of Directors recommends a vote “FOR” the election of all of the above nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Southwall is managed for the long-term benefit of its stockholders and are committed to having sound corporate governance principles.  During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.  We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the NASDAQ listing standards.  As noted below, we have attempted to continue to comply with NASDAQ listing standards relating to corporate governance even though we are no longer listed on NASDAQ.

You can request copies of the current charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, by writing to:

R. Eugene Goodson
c/o Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, CA  94303
Phone:  (650) 798-1200

Determination of Independence

Our Board of Directors has determined that none of Messrs. Berry, Boyadjieff, Bunday, Horn or Salas or Ms. Nachtsheim has a material relationship with us (directly or as a partner, shareholder or officer of an organization that has a relationship with us) and that each of these directors is “independent” within the meaning of NASDAQ’s director independence standards.  In addition, our Board of Directors has determined that each of the members of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of NASDAQ’s director independence standards.

Director Candidates

Our stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to our stockholders for election.  The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee.  If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the “Southwall Technologies Inc. Nominating and Corporate Governance Committee” c/o Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303.  The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.  The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.  Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Southwall’s Nominating and Corporate Governance Guidelines.  These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the candidate’s ability to act in the interest of all stockholders.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees.  During 2007, Dennis Bunday was recommended to us as a candidate for the Board by Dolphin Equity Partners, LP, who are beneficial owners of more than 5% of our common stock and R. Eugene Goodson, our Principal Executive Officer.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.  Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.  Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Ms. Jami K. Dover Nachtsheim
Chair of the Nominating and Corporate Governance Committee
c/o Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, CA 94303

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations.  The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders.  The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors.  It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources.  It participates in decisions that have a potential major economic impact on the Company and its stockholder.  Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met 11 times in 2007.  During 2007, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member.  The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees.  Each committee has a charter that has been approved by the Board.   Dr. Goodson is the only director who is currently also an employee of Southwall. He does not participate in any meetings at which his compensation is evaluated.

Executive sessions of non-management directors are held at least four times per year, and during 2007, there were six such sessions.  The sessions are scheduled and chaired by Mr. Boyadjieff.  Any non-management director can request that an additional executive session be scheduled.

It is our current policy to have the Chairman of the Board and the President attend the annual meetings of stockholders.  All of our then current directors and our current President attended the 2007 annual meeting of stockholders

Audit Committee

The current members of our Audit Committee are Messrs. Berry (Chair) and Horn and Ms. Nachtsheim.  The Board of Directors has determined that each of Messrs. Berry and Horn qualifies as an “audit committee financial expert” under NASDAQ rules.  The Board of Directors has determined that each of Messrs. Berry and Horn and Ms. Nachtsheim is an “independent director” under the NASDAQ rules governing the qualifications of the members of audit committees.  In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate.  None of Messrs. Berry and Horn and Ms. Nachtsheim serves on the audit committees of more than two other public companies.  The Audit Committee met 4 times during 2007.  The responsibilities of our Audit Committee and its activities during 2007 are described in the Report of the Audit Committee contained below in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Salas (Chair) Boyadjieff and Bunday.  The Board of Directors has determined that Messrs. Boyadjieff, Bunday and Salas are independent as defined under NASDAQ rules.  Our Compensation Committee held 9 meetings during 2007.  The Compensation Committee evaluates and sets the compensation of our Principal Executive Officer and makes recommendations to our Board of Directors regarding the salaries and bonuses of our other executive officers.  The Compensation Committee also oversees the evaluation of management by the Board of Directors.  The Compensation Committee also grants stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Ms. Nachtsheim (Chair) and Messrs. Horn and Salas.  The Board of Directors has determined that each of Ms. Nachtsheim and Messrs. Horn and Salas is independent as defined under NASDAQ rules.  The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Company Directors recommend candidates to be nominated by the Board for election as directors, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.  The Nominating and Corporate Governance Committee is authorized to retain any advisers or consultants.  For information relating to nominations of directors by our stockholders, see “Proposal 1 Election of Directors” above.  Our Nominating and Corporate Governance Committee met 4 times in 2007.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm for the purpose of maintaining the independence of our independent registered public accounting firm.  For audit services, each year the independent registered public accounting firm provides us with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences.  The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the independent registered public accounting firm and would be permissible under all applicable legal requirements.  The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work.  Management and the independent registered public accounting firm report to the Audit Committee at each of its regularly scheduled meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

During 2007, no services were provided to us by Burr, Pilger & Mayer LLP, our independent registered public accounting firm, or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  The primary duties and responsibilities of the Audit Committee are to:  (1) select and approve our independent      registered public accounting firm; (2) serve as an independent and objective party to monitor our financial reporting process and internal control systems; (3) review and appraise the audit efforts of our independent registered public accounting firm; (4) review the independent registered public accounting firm’s fee; and (5) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors.

During 2007, the Audit Committee consisted of three members, Messrs. Berry, Horn and Ms. Nachtsheim.  The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of NASDAQ as to independence, financial literacy and expertise.  In addition, the Board of Directors has determined that Messrs. Berry and Horn are audit committee financial experts as defined by the SEC and have the requisite financial sophistication to satisfy the requirements of NASDAQ.  The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2004, and reviewed in October, 2007.

In fulfilling its oversight responsibilities regarding the 2007 financial statements, the Audit Committee reviewed with management the audited financial statements in our Annual Report on Form 10-k for year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards), including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of Southwall’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and Southwall, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and received by the Audit Committee.

The Audit Committee discussed with Southwall’s independent  registered public accounting firm the overall scope and plans for their audit in 2007.  The Audit Committee meets with the independent   registered public accounting firm, with and without management present, to discuss the results of their examination, and the overall quality of Southwall’s financial reporting.  The Audit Committee held 4 meetings during 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors  has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

The Audit Committee

William A. Berry, Chairman
Jami K. Dover Nachtsheim
Andre R. Horn

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with Southwall’s compensation philosophy.  The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.  The members of the Committee are Mr. Salas (Chair), Mr. Boyadjieff and Mr. Bunday.  Messrs. Salas, Boyadjieff and Bunday, are each considered an independent member of the Board of Directors under NASDAQ rules and regulations.   Our Compensation Committee held nine meetings during 2007.  Messrs. Salas, Boyadjieff and Bunday were chosen to serve on the Committee because of their status as independent directors and their experience in compensation matters.

The Compensation Committee charter, which was created in April 2004, can be found at www.southwall.com.  The Committee charter can be revised by the approval of the Board of Directors and gives the Committee authority to determine or recommend to the Board for determination the Principal Executive Officer and other executive officers’ compensation.  The Committee charter also gives the Committee authority to hire outside consultants to provide assistance in determining market levels of executive compensation.  The Committee did not retain an outside compensation consultant in 2006 or 2007 as part of the process in determining executive compensation.

Of the 9 meetings held by the Compensation committee, the Company’s Principal Executive Officer attended 7 of these meetings. Each member of the Committee got paid $750 for each meeting attended in person or $500 for each committee meeting held via teleconference.  As Chairman of the Compensation Committee, Mr. Salas was paid a retainer of $9,750 in 2007.

Throughout this proxy statement, any individual who served as our Principal Executive Officer or Principal Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our Compensation Peer Group, as defined below.  To that end, the Committee believes executive compensation packages provided by Southwall to its executives, including the named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes or recommends to the Board all compensation decisions for the Company’s executive officers and approves recommendations from the Board of Directors regarding equity awards to all elected officers of the Company.  Decisions regarding the compensation of non-executive officers are made by the functional Vice Presidents.

The Principal Executive Officer annually reviews the performance of each executive officer (other than the Principal Executive Officer whose performance is reviewed by the Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are made by the Committee.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured Southwall’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the company and reward the executives for achieving such goals.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Committee takes into consideration a number of factors related to our performance including competitive practices among our Compensation Peer Group.  The Committee compares each element of compensation given to executive officers against a Compensation Peer Group of publicly-traded companies which consists of companies against which the Committee believes Southwall competes for talent (the “Compensation Peer Group”).  The companies comprising the Compensation Peer Group, which are periodically reviewed and updated by the Committee, for 2007, consisted of public companies, located in Northern California, with annual revenues between approximately $40 million and $60 million.

Data on the compensation practices of the above-mentioned Compensation Peer Group generally is gathered through searches of publicly available information, including publicly available databases.  Publicly available information does not typically include information regarding target cash compensation, so we rely upon compensation surveys (prepared by Assets Unlimited, an external compensation consultant) to benchmark target cash compensation levels against the above Compensation Peer Group.  Compensation Peer Group data is gathered with respect to base salary, bonus targets and all equity awards (including stock options, performance shares, restricted stock and long-term, cash-based awards).  It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage.  We compete with many larger companies for top executive-level talent.  Because of the competitive marketplace for talent, the Committee generally sets compensation for its executive officers at approximately the midpoint of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group.  Variations to this objective may occur as dictated by the experience level and performance of the individual and market factors.

Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for the named executive officers were: (i) base salary, (ii) bonuses, (iii) long-term equity incentive compensation, (iv) retirement benefits provided under a 401(k) plan and (v) perquisites and other generally available benefit programs.  The Compensation Committee has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy.  For instance, base salary and bonus target percentage are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent.  We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data from the Compensation Peer Group.  Base salary ranges are designed so that salary opportunities for a given position will be at the midpoint of the base salary established for each range.

During its review of base salaries for executives, the Committee primarily considers:

•	market data for the Compensation Peer Group

•	internal review of the executive’s compensation

•	individual performance of the executive

Salary levels are typically considered annually as part of the company’s performance review process as well as upon a promotion or other change in job responsibility.  Merit based increases to salaries of executive officers are based on the Committee’s assessment of the individual’s performance.

Bonuses

Bonuses also are paid in order to motivate the achievement of Southwall’s business goals.  Bonuses are intended to reflect an individual’s accomplishment of both corporate and functional objectives, with substantially greater weight being given to achievement of corporate rather than functional objectives such as: profitability improvement, asset management, market position, product leadership and key products.  Achievement of the targeted goals under the bonus plan are intended to result in compensation that is competitive with Southwall’s Compensation Peer Group, which the Committee believes is an appropriate range to enable us to attract and retain key personnel and to motivate the executives to meet our business goals.

For 2007, our other named executive officers were eligible to receive a bonus calculated as a percentage of their respective base annual salaries as follows:
Dr. Goodson (50%), Dennis Capovilla (50%), Mallorie Burak (20%), and Michael Vargas (20%) through 5/31/07 then 35% for the remainder of the year. For 2007, the corporate objective for executive bonus plan, which determines the Cash Portion, was tied to a net income after taxes target of $500 thousand.  If the Company made $500,000 in net income after taxes, each of these named executive officers would have received 100% of the Cash Portion of their bonus target.  For fiscal 2007, our net income after taxes exceeded $500 thousand and, therefore, 100% of bonus was paid. Under the bonus plan for 2007, the Stock Portion, which related to the executives’ functional objectives, was issued at 100%.

Long-Term Equity Incentive Compensation

Southwall provides long-term incentive compensation through awards of stock options that generally vest over multiple years.  Our equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value.  The equity compensation program also is designed to encourage our officers to remain employed with Southwall despite a very competitive labor market.

Equity-based incentives are granted to our officers under our stockholder-approved 2007 Stock Incentive Plan.  The Committee has granted equity awards at its scheduled meetings or by unanimous written consent.  Grants approved during scheduled meetings become effective and are priced as of the date of approval. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date.  All stock option grants have a per share exercise price equal to the fair market value of our common stock on the grant date.  The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.  Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.   Because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of our stock following a grant is diminished

We grant stock options because they can be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our performance in the future.  Employees are able to profit from stock options only if the trading price our stock increases over the stock option’s exercise price.

The number of stock options our Committee grants to each officer and the vesting schedule for each grant is determined based on a variety of factors, including the number of options already held by the officer, market data collected regarding the equity grant ranges for the Compensation Peer Group listed above and our goal to award grants in line with the competitive benchmark data, as well as the performance rating each executive is given by our Principal Executive Officer.  The Principal Executive Officer assigns a performance rating to each named executive officer based on a number of factors, including the individual’s accomplishments during the prior fiscal year and over the course of his or her service with Southwall.  The Principal Executive Officer then makes a recommendation to the Compensation Committee as to the number of options to be granted to each named executive officer, as well as the total options to be granted to other employees.  In deciding the number of stock options granted to the named executive officers, the Principal Executive Officer and the Compensation Committee consider the officer’s position, the number of options already held by the officer, the performance assessment (both historical and future potential), and the number of shares available in the 2007 Long Term Incentive Plan.  For 2007, the Committee accepted the Principal Executive Officer’s recommendations with respect to stock option grants, and the Board of Directors voted to grant the stock options as presented by the Compensation Committee.

In 2007, our Committee and Board of Directors relied upon the above-mentioned factors to approve stock option grants for the named executive officers and other senior officers.  The Principal Executive Officer made recommendations to the Committee based on guidelines that include award ranges for employees at specific job responsibility levels and performance ratings.  Stock options generally vest 25% per year over a period of four years.  Stock option awards to employees, other than the named executive officers, were made under our 2007 Long Term Incentive Plan for Employees and Consultants.

Retirement Benefits under 401(k) Plans, Perquisites and Generally Available Benefit Programs

In fiscal 2007, the named executive officers were eligible to receive health care coverage that is generally available to other Southwall employees.  In addition, we provided a car allowance of $1,350 per month from January 1 through March 31, 2007 and $675 per month for the remainder of the year to Dr. Goodson and $950 per month for Dennis Capovilla and $950 per month for Michael Vargas from June 1, 2007 through the end of the year.  We also maintain a tax-qualified 401(k) Plan and Roth 401(k) Plan (established in April 2007), which provides for broad-based employee participation.  Under both 401(k) Plans, all Southwall employees are eligible to receive matching contributions from Southwall.  The matching contribution for the 401(k) Plan in 2007 was 25% on the first $6,000 contributed by the employee up to a maximum company match of $1,500 subject to applicable Federal limits.  We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than the 401(k) Plan or Roth 401(k) Plan.

We also offer a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation.  These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, business travel insurance, employee assistance plans and certain other benefits.

The 401(k) Plan and other generally available benefit programs allow us to remain competitive for qualified employees, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty to Southwall.  The main objectives of our benefit programs are to give our employees access to quality healthcare, financial protection from unforeseen extraordinary events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements.  These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an annual basis, we benchmark our overall benefits programs, including our 401(k) Plan, against external benchmark data and surveys from our benefit consultants and plan administrators.  We generally target our overall benefits programs, to be the mid range of overall benefits offered by the Compensation Peer Group to their employees, which we believe allows us to remain competitive in attracting and retaining talent.  We consider possible changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range compared to our Compensation Peer Group.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines that require our directors and named executive officers to maintain a certain amount of Southwall stock.  We believe such guidelines are unnecessary because we believe that the interests of directors and named executive officers are already closely aligned with the interests of stockholders through grants of stock options made under our stock option plan.  We have an insider trading policy which, among other things, prohibits covered employees from short sales and trading in publicly listed options for Southwall shares.  We have no specific policy regarding hedging of stock ownership positions, but any such hedging must be accomplished within the requirements of the insider trading policy.

Compensation of Principal Executive Officer

During 2007, Dr. Goodson received a salary of $215,411 and a car allowance of $10,125  In setting Dr. Goodson’s salary, target bonus and equity compensation grant, the Committee relied on market-competitive pay data and the strong belief that the Principal Executive Officer significantly and directly influences Southwall’s overall performance.  The Committee also took into consideration the overall compensation policies discussed above.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on Southwall and the executive officers and other employees as a group.  Our goal is to keep the expense related to our compensation programs as a whole within certain affordability levels.  We recognize a charge to earnings for accounting purposes when stock options are granted.  We also take into account that the 401(k) Plan provides a tax-advantaged retirement planning vehicle for our executives.

In addition, we have not provided any employee or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code.  Section 280G and related Internal Revenue Code sections and regulations provide employees, directors and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Southwall that exceeds certain limits, and that Southwall or its successor could lose a deduction on the amounts subject to the additional tax.  Section 409A also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.  To assist in the avoidance of additional tax under Section 409A, we structure our equity awards in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.  Under Section 162(m), we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m).  Both our prior 1997 Stock Incentive Plan and 1998 Stock Option Plan for Employees and Consultants and the current 2007 Long Term Incentive Plan permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Southwall.  Our Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in the best interests of Southwall.  All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

Severance Agreements

During 2007, we had in place a severance policy that covered three named employees, under which they might become entitled to annual benefits in connection with certain changes in control of Southwall in connection with a merger, liquidation or tender offer.  Under the policy, each participant might become entitled to a lump sum severance payment upon his or her involuntary termination or a material change in responsibilities within twelve months after a change in control.   The cash payment would have been equal to (i) in the case of our President, one and half times the sum of the President’s annual base salary in effect at the time of his  involuntary termination plus the bonuses earned by him or her for the immediately preceding fiscal year and (ii) in the case of each other participant, up to twelve months severance based on the sum of the participant’s annual rate  salary in effect at the time of his or her involuntary termination.  In addition, the amount paid to each participant would have been grossed up if the amount received by the participant is subject to federal excise tax as an “excess parachute payment” for federal tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees our compensation program on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on this review and these discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Peter E. Salas, Chairman
George Boyadjieff
Dennis Bunday

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed of Messrs. Salas, Boyadjieff and Bunday.  Mr. Salas has not at any time since our formation been an officer or employee of Southwall.  Mr. Boyadjieff was interim Chief Executive Officer from August 9, 2006 through October 31, 2006.  At that time, he was not a member of the Compensation Committee.  Mr. Bunday serves as a consultant to Southwall.  None of our present executive officers currently serves, or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Management

The following sets forth certain information with respect to the Company’s officers as  of March 3, 2008.

Dr. R. Eugene Goodson, age 73, joined Southwall’s Board of Directors in April 2006 and in November 2006, Dr. Goodson became Principal Executive Officer and Director. He has held leadership positions in industry, government and universities. Most recently, he served as the Chief Executive Officer and President of Williams Controls Inc., a manufacturer of electronic throttle controls, where he remains Chairman of the Board. Prior to Williams Controls, Dr. Goodson was Chairman and Chief Executive Officer of Oshkosh Truck Corporation, a developer and producer of heavy-duty on and off road trucks. After retiring from Oshkosh in 1998, he became an Adjunct Professor at the University of Michigan Business School, teaching operations management. Dr. Goodson was also a director of the Executive Officer Association of American Industrial Partners, a private equity firm, from 1998 to 2005.

Dennis Capovilla, age 48, joined Southwall in July, 2003 and became President in April, 2007. Prior to joining Southwall Mr. Capovilla was employed by  Palm, Inc., a manufacturer of personal digital assistant devices, where he was the Vice President, Enterprise sales since 2002. From 1997 to 2002 he was employed by FATBRAIN, LLC, an e-commerce provider of books and information products, as the President and Chief Executive Officer from 2000-2002, the President and Chief Operating Officer from 1999 to 2000, and the VP of Sales and Business Development from 1997-1999. From 1993-1997, Mr. Capovilla was with Apple Computer, Inc., a computer manufacturer, as the Director, Americas Imaging Division and Worldwide Printer Supplies (1996-1997), Manager Printer Supplies Business unit (1995-1996) and as Worldwide Product Marketing Manager, Imaging Systems (1993-1995).  Mr. Capovilla held various Sales and Marketing Management positions with Versatec, Inc. and Xerox Corporation. Dennis holds a B.S. in Marketing from the University of Santa Clara.

Mallorie Burak, age 37, joined Southwall in September, 2007 as Chief Accounting Officer and Corporate Controller.  Ms. Burak was previously employed by Oracle Corporation, a software company, where she was the Finance Director for the Communications Global Business Unit, a business unit created as a result of Oracle’s acquisition of Portal Software, where Ms. Burak served as Director of Revenue (2005-2007).  Prior to Portal, Ms. Burak was the US Corporate Controller at Ilog, Inc., a software company (2004 – 2005).  From 2002 to 2004, Ms. Burak was with Iverson Financial Systems, Inc., a financial reference data management company, as Director of Finance.  Ms. Burak has held various Financial Management positions with TrueSan Networks, Zilog, Inc. and Hewlett Packard Company.  Ms. Burak earned her Masters in Business Administration and Bachelor of Science in Business Administration from San Jose State University.

Michael Vargas, age 49, joined Southwall Technologies, Inc. in 2004 from Agilent, where he was Senior Business Human Resources Manager for the I/O Solutions Division a $2 billion Semiconductor Products Group from 1999 to 2004.  Previously he spent 15 years at Hewlett Packard in various Human Resources business and recruiting management roles in the semiconductor and personal computer businesses.

Summary Compensation Table

The following table sets forth information about the compensation of each person who served as Principal Executive Officer, Principal Financial Officer, and each of the three other most highly compensated executive officers (the “named executive officers”) during 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)(12)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
R. Eugene Goodson	2007	$215, 411		$106,250			$18,300	(3)	$339,961
Principal Executive Officer (8)	2006	$67,058	(2)		--	$91,691	$4,214		$162,963

Dennis Capovilla Capovilla,	2007	$300,000		$150,000		$67,500	$12,900	(4)	$530,400
President, COO	2006	$247,500			--	$33,009	$74,63	(5)	$355,172

Mallorie Burak	2007	$50,135		$10,154		$48,000			$108,289
Chief Accounting Officer
and Corporate Controller (6)

Sylvia Kamenski Vice President	2007	$78,593				$30,150	$49,744	(8)	$158,487
V P Finance(7)	2006	$175,000		--	--	$22,006	$12,900	(9)	$209,906

Michael Vargas	2007	$143,000		$41,113		$30,150	$8,150	(10)	$222,413
Vice President	2006	$143,000		-		$21,300	$1,500	(11)	$165,800
Administration
And Human Resources

(1)
The assumptions used to value these option awards are consistent with contemporary practices for their accounting treatment and recognized in accordance with SFAS No. 123R, “Share Based Payments.”  These assumptions are set forth in Note 2, “Stock Based Compensation,” of the footnotes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for year ended December 31, 2007 which is being mailed along with this proxy statement.

(2)
Dr. Goodson became our Chief Operating Officer on September 18, 2006 and our Chief Executive Officer on November 1, 2006.  The amounts set forth under Salary for  2006 in include $4,750 paid to Dr. Goodson in his role as a non-employee director prior to becoming Chief Executive Officer, and the amount set forth under “Option Awards” includes the value of options to acquire 40,000 shares received by Dr. Goodson for his service as a non-employee director.

(3)	Consists of $10,125of car allowance, $1,500 of Company matching contribution to 401 (k) plan and $6,675 of COBRA benefits.

(4)	Consists of $11,400 car allowance and $1,500 of Company matching contributions to 401(k) plan.

(5)	Consists of $61,923 of commissions, $11,400 car allowance, and $1,340 of Company matching contribution to 401 (k) plan.

(6)	Ms. Burak joined the Company as Chief Accounting Officer and Corporate Controller in September 2007.

(7)	Ms. Kamenski resigned from the Company in April 2007.

(8)	Consist of $4,750 car allowance, $788 of Company matching contribution to 401 (k) plan and $44,206 from the exercise of stock options.

(9)	Consists $11,400 of car allowance and $1,500 of Company matching contributions to 401(k) plan.

(10)	Consists of $6,650 of car allowance and $1,500 of Company matching contributions to 401(k) plan.

(11)	Consists of $1,500 of Company matching contributions to 401 (k) plan.

(12)	Represents bonus paid in 2007 and 2008 for annual performance in 2006 and 2007 respectively.

Grants of Plan-Based Awards

All grants of plan-based awards to the named executive officers in 2007 are presented in the table below.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Market Price on the Date of Grant($)	Grant Date Fair Value of Stock and Option Awards($)

Dennis Capovilla	2/6/07	150,000	(1)	$0.45	$0.45	$48,360

Mallorie Burak	10/30/07	75,000	(1)	$0.64	$0.64	$34,230

Sylvia Kamenski	2/6/07	50,000	(1)	$0.45	$0.45	$16,120
	2/12/07	15,000	(1)	$0.51	$0.51	$5,481

Mike Vargas	2/6/07	50,000	(1)	$0.45	$0.45	$16,120
	2/12/07	15,000	(1)	$0.51	$0.51	$5,481

_______________
(1)	These options will vest in four equal annual installments beginning with the first anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about all equity awards held by the named executive officers at December 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date
R. Eugene Goodson	181,818			$0.41	11/1/16
	118,182			$0.41	11/1/16
	10,000	30,000	(1)	$0.62	7/28/16

Dennis Capovilla	37,500	112,500	(1)	$0.45	02/06/17
	18,750	56,250	(1)	$0.71	5/11/16
	91,071	58,929	(2)	$0.58	12/9/15
	200,000	0		$0.50	10/5/14
	50,000	0		$1.81	2/24/11
	100,000	0		$1.05	7/17/10

Mallorie Burak	0	75,000	(1)	$0.64	10/30/17

Mike Vargas	3,750	11,250	(1)	$0.51	2/17/17
	12,500	37,500	(1)	$0.45	2/06/17
	7,500	22,500	(1)	$0.71	5/11/16
	17,857	19,643		$0.58
	12,500	0		$0.58
	41,250	11,250		$1.22

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(1)	These options vest at a rate of 25% per year over four years.

(2)	These options vest at a rate of 25% after six months and then monthly thereafter for 42 months.

Option Exercises and Stock Vested Table

	Number of Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)
Sylvia Kamenski	18,750	$8,809
	14,732	$6,921
	12,500	$7,189
	52,500	$21,286

Pension Benefits

We do not have any pension plans.

DIRECTOR COMPENSATION

During 2007, we paid each of our non-employee directors a $1,000 per month retainer for his or her services.  As chairman of the Audit Committee, Mr. Berry was paid an additional retainer of $6,000.  As chairman of the Compensation Committee, Mr. Salas was paid an additional retainer of $3,000.  As chairperson of the Nominating and Corporate Governance Committees, Ms. Nachtsheim was paid an additional retainer of $3,000.  In addition, each non-employee director received $1,000 plus expenses for each Board meeting attended and a fee of $500 for each Board meeting held via teleconference.  In 2007, non-employee directors who served on committees of the Board also received $750 for each committee meeting attended and a fee of $500 for each committee meeting held via teleconference.

Directors may also from time to time be granted options to purchase shares of common stock under our 2007 Stock Incentive Plan.  During 2007, each non-employee director received options to purchase 20,000 shares of Common Stock, all at an exercise price of $0.54 per share.  These options vest at a rate of 25% per year over four years.

Assuming the election of the nominees for directors presented pursuant to Proposal 1, the non-employee directors’ annual retainer fees for 2008 are as follows: Mr. Berry—$18,000; Mr. Boyadjieff-$12,000; Mr. Bunday-$12,000;  Mr. Horn—$12,000; Ms. Nachtsheim—$15,000; and Mr. Salas—$15,000.  In addition, each non-employee director will receive $1,000 plus expenses for each Board meeting attended.  Non-employee directors also receive a fee of $500 for each Board meeting held via teleconference.

The total compensation paid to our non-employee directors during 2007 is shown in the following table. Because Dr. Goodson is among our named executive officers and all compensation he received during 2007, including as director, is reflected in the “Summary Compensation Table” above, information about his compensation as a director is not provided in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
William A. Berry	$36,500	$7,738	$44,238

George Boyadjeff	$26,500	$7,738	$34,238

Dennis Bunday	$28,750	$29,8088	$58,558

Andre R. Horn	$28,000	$7,738	$35,738

Jami K. Nachtsheim	$37,000	$7,738	$44,738

Peter E. Salas	$33,250	$7,738	$40,988

(1)
The assumptions used to value these option awards are consistent with contemporary practices for their accounting treatment and recognized in accordance with FAS 123R, “Share Based Payments.”  These assumptions are set forth in Note 2, “Stock Based Compensation,” of the footnotes to our Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K mailed with this proxy.

(2)
On March 1, 2007 each of the above directors except Mr. Bunday received an option to purchase 20,000 shares of Common Stock at $0.54 per share the OTC closing price   Mr. Bunday upon his election to the Board of Directors, on July 2, 2007 received an option to purchase 40,000 shares of Common Stock at $1.08.   All of the above options vest at the rate of 25% per year commencing on the first anniversary of this grant and each successive year thereafter for three years. The amounts in the columns reflect the dollar amount to be recognized for financial statements reporting purposes, in accordance with FAS123R.   Assumptions used in the calculation of amounts are described in Note 2 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-k mailed with this proxy.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of March 3, 2008 regarding our 1997 Stock Incentive Plan, 1998 Stock Option Plan for Employees and Consultants, 1997 Employee Stock Purchase Plan and 2007 Long-Term Incentive Plan.  Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval.  We have no other equity compensation plans that have not been approved by stockholders.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares of Common Stock Remaining Available for Future Issuance (excluding those in column (a)) Under the Stock Option Plans
1997 Stock Incentive Plan (1)	2,986,886	$1.16	0
1997 Employee Stock Purchase Plan (2)		Not applicable
1998 Stock Option Plan for Employees and Consultants (1)	1,846,854	$0.92	383,044
2007 Long-Term Incentive Plan(1)	1,163,000	$0.83	8,837,000

Total	5,996,740	$1.08	9,220,044

In addition to the issuance of stock options, each of the 1997 Stock Incentive Plan and the 1998 Stock Option Plan allows for the issuance of stock and restricted stock.  Since the adoption of the 2007 Long-Term Incentive Plan, no additional equity awards or other grants will be made pursuant to the 1997 Stock Incentive Plan or the 1998 Stock Option Plan.

(2)
A total of 325,000 shares of common stock are reserved for issuance under the 1997 Employee Stock Purchase Plan.  Through May 31, 2007, we had issued 280,934 shares under the 1997 Employee Stock Purchase Plan which was suspended on May 31, 2007.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

As a result of the consummation of the financing transactions in December 2003 and February 2004 with Needham & Company, Inc. and its affiliates and Dolphin Direct Equity Partners, L.P., these shareholders at December 31, 2007 owned common stock and securities convertible into common stock, constituting in the aggregate 63.7% of our outstanding common stock

During 2007, no transactions were required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following able shows the fees paid or accrued by us for the audit and other services provided by our principal independent registered public accounting firms for 2007 and 2006.

	2007	2006
Audit fees(1)	$301,810	$250,148
Tax fees	--	--
Audit related fees (2)	$9,660	--
Total	$311,470	$250,148

(1)
Audit fees represent fees for professional services provided by Burr, Pilger & Mayer LLP in connection with the audit of our financial statements for the fiscal years ended December 31, 2006 and 2007 and the review of quarterly reports on Form 10-Q filed during 2006 and 2007.

(2)
Audit related fees for professional services provided by Burr, Pilger, & Mayer LLP in connection with responses to comment letters form the Securities and Exchange Commission and accounting consultation.

All audit and non-audit services provided by our independent registered public accounting firm are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors and persons who own more than ten percent of our common stock to file reports with the SEC disclosing their ownership of stock in Southwall and changes in such ownership.  Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such reports received by us and the written representations received from one or more such persons, these report were timely filed except that Dennis Bunday filed a Form 4 on July 31, 2007 which was due on July 5, 2007 and Mallorie Burak filed a Form 3 on February 14, 2008 which was due on November 1, 2007.

OTHER BUSINESS

We know of no other business that may be presented for consideration at the 2008 annual meeting.  If any other matters are properly presented to the annual meeting, however, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board of Directors hopes that stockholders will attend the annual meeting.  Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope, or vote by Internet or telephone. A prompt response will greatly facilitate arrangements for the annual meeting, and your cooperation will be appreciated.  Stockholders who attend the annual meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors

R. Eugene Goodson
Executive Chairman

Palo Alto, California
April 14, 2008

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MR A SAMPLE	Electronic Voting Instructions
DESIGNATION (IF ANY)
ADD 1 ADD 2	You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
ADD 3
ADD 4 ADD 5	Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
ADD 6
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE  to you for the call.
•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345
€IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed below.

1. Election of Directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected:
01 - William A. Berry	02 - George I. Boyadjieff	03-Dennis E. Bunday	04 - R. Eugene Goodson
05 - Andre R. Horn	06 - Jami K. Dover Nachtsheim	07 - Peter E. Salas

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07
☐	For All EXCEPT- To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain	For	Against	Abstain

2. In their discretion, the proxies	☐	☐	☐
are authorized to vote upon
such other business as may
properly come before the
Annual Meeting and at any
adjournment or postponement
Thereof.
B Non-Voting Items
Change of Address— Please print your new address below.	Comments— Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  €

Proxy — SOUTHWALL TECHNOLOGIES INC.

Annual Meeting of Stockholders- May 15, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Eugene Goodson and Dennis Capovilla, and each of them, as attorneys and proxies of the undersigned, with power if substitution, to vote all of the shares of stock of Southwall Technologies Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices at 3788 Fabian Way, Palo Alto, California on Thursday, May 15, 2008 at 8:30 a.m., local time, and at all continuations, and adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the matters as listed on the reverse side and in accordance with the instructions designated on the reverse side, with the discretionary authority as to all other matters that may properly come before the meeting.

Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2008 (the “Proxy Statement”).

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

_______________________________________________